Exhibit 99.2 Press Release

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
+1 609-964-5123

Universal Display Corporation Announces $100 Million Share Repurchase Authorization and Quarterly Cash Dividend of $0.45 per Share

Ewing, N.J. – May 1, 2025 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today announced that its Board of Directors has approved a new share repurchase program, authorizing the Company to purchase up to $100 million of its common stock. In addition, the Board also approved a second quarter cash dividend of $0.45 per share on the Company's common stock.

Share Repurchase Authorization

The $100 million repurchase authorization is effective immediately and permits shares of the Company’s common stock to be repurchased from time to time at management's discretion, through a variety of methods, including a 10b5-1 trading plan, open market purchases, privately negotiated transactions, or transactions otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The repurchase program has no time limit, does not obligate the Company to acquire a specified number of shares and may be modified, suspended or discontinued at any time at the Company’s discretion.

Repurchases under this program will be funded from the Company’s existing cash and investments or future cash flow.

Second Quarter 2025 Dividend

The second quarter cash dividend of $0.45 is payable on June 30, 2025, to shareholders of record on June 16, 2025. The dividend reflects the Company’s expected continued cash flow generation, and commitment to return capital to its shareholders. Future dividends will be subject to Board approval.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 6,500 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other Company, brand or product names may be trademarks or registered trademarks.

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All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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